Exhibit 99.1

Contact:	Lily Outerbridge Investor Relations 441-298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES
APPOINTMENT OF JAMES A. KRANTZ AS CHIEF FINANCIAL OFFICER
HAMILTON, BERMUDA, May 23, 2007 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today announced that James A. Krantz has been named Executive Vice President and Chief Financial Officer, effective June 1, 2007 and pending approval of the Bermuda Department of Immigration. Mr. Krantz currently serves as Platinum’s Chief Accounting Officer and will succeed Joseph F. Fisher, who will be leaving the company at the expiration of his contract term to pursue other interests.
Michael D. Price, President and Chief Executive Officer of Platinum, said: “I have known Jim for nearly a decade having first met him when we worked together at Underwriters Reinsurance. Since joining us in Platinum’s formative days, Jim has taken on increasing levels of responsibility over time. I am delighted to announce his promotion to Chief Financial Officer.”
Mr. Price added: “I would also like to thank Joe Fisher for his loyal and capable service to Platinum.”
Mr. Krantz, 47, has been an executive officer of Platinum since August 2006 and was Senior Vice President, Chief Financial Officer and Treasurer of Platinum Underwriters Reinsurance, Inc. from March 2003 until August 2006. Mr. Krantz has over 20 years of experience in the property and casualty insurance industry, including serving as chief financial officer of insurance subsidiaries of Underwriter Reinsurance Company. Mr. Krantz is a CPA and spent nine years in the insurance practice of KPMG, LLP.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment;

our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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